EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan of our report dated January 17, 1997, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Birmingham, Alabama
July 3, 1997

                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP